Exhibit 99.1

P3 Health Partners Announces Receipt of Nasdaq Notice Regarding Late Filing of Periodic Reports

Henderson, NV, May 24, 2022 (GLOBE NEWSWIRE) -- P3 Health Partners Inc. (“P3” or the “Company”) (NASDAQ: PIII), a patient-centered and physician-led population health management company, today announced that on May 18, 2022, it received a notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market ( “Nasdaq”) indicating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) as a result of not having timely filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Form 10-K”) or its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 (the “2022 First Quarter Form 10-Q”) with the Securities and Exchange Commission (the “SEC”). As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on April 25, 2022 and its Form 12b-25 filed with the SEC on May 16, 2022, the Company is currently completing a restatement related to the Company’s consolidated financial statements for the years ended December 31, 2020 and 2019 and unaudited condensed consolidated financial statements for the interim quarterly periods ended September 30, 2021, June 30, 2021, March 31, 2021, September 30, 2020, June 30, 2020 and March 31, 2020.

The Nasdaq notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market. The Notice provides that the Company has 60 calendar days from the date of the Notice, or July 18, 2022, to submit a plan to regain compliance with Nasdaq Listing Rule 5250(c)(1). If Nasdaq accepts the Company’s plan to regain compliance, then Nasdaq may grant the Company up to 180 calendar days from the prescribed due date of the 2021 Form 10-K, or September 27, 2022, to regain compliance.

The Company continues to work diligently to complete the 2021 Form 10-K and the 2022 First Quarter Form 10-Q and expects to file these periodic reports with the SEC prior to July 18, 2022, which would eliminate the need for the Company to submit to Nasdaq a formal plan to regain compliance.

This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a deficiency notification.

About P3 Health Partners

P3 is a leading population health management company committed to changing the healthcare industry by improving the lives of patients and providers. Utilizing a deeply integrated, capital-efficient care model, P3 supports providers with administrative services and value-based care coordination to improve patient outcomes and lower costs. Founded and led by physicians, P3’s team of healthcare providers and service professionals share a vision for delivering patient care with passion and purpose. For more information, visit p3hp.org and follow P3's social channels through Instagram at @p3healthpartners and Facebook at Facebook.com/p3healthpartners.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the timing of the Company’s 2021 Form 10-K and 2022 First Quarter Form 10-Q, which reflect the Company’s expectations based upon currently available information and data.

Because such statements are based on the Company’s current expectations and are not statements of fact, actual results may differ materially from those projected or estimated and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements, including, but not limited to, the risk that the completion and filing of the 2021 Form 10-K and 2022 First Quarter Form 10-Q take longer than expected, the risk that the Company must submit a plan to regain compliance with Nasdaq listing standards and that Nasdaq does not grant the Company a subsequent cure period, and other factors discussed in the “Risk Factors” section of the Company’s Registration Statement on Form S-1 filed with the SEC on December 28, 2021 and in the Company’s other filings with the SEC. All information in this press release is as of the date hereof. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this report, except as required by applicable law or regulation.

Contacts:

Communications

Kassi Belz

Executive Vice President, Communications

P3 Health Partners

(904) 415-2744

kbelz@p3hp.org

Investor Relations

Karen Blomquist

Vice President, Investor Relations

P3 Health Partners

kblomquist@p3hp.org

Steve Halper

Managing Director

LifeSci Advisors

shalper@lifesciadvisors.com